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                                   PROMISSORY NOTE


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BORROWER:                    LENDER:
CV THERAPEUTICS, INC.        HAMBRECHT & QUIST GUARANTY  FINANCE, LLC
3172 Porter Drive            One Bush Street
Palo Alto, CA 94304          San Francisco, CA 94104

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Principal Amount:  $ 2,000,000.00           Interest Rate: 9.0 %
Date of Note:  September 27, 1996

PROMISE TO PAY CV THERAPEUTICS, INC. ("Borrower") promises to pay to HAMBRECHT & QUIST GUARANTY FINANCE, LLC ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Dollars ($2,000,000.00), or so much as may be outstanding, together with interest on the unpaid outstanding principal balances from September 27, 1996 until such balance is paid in full.

PAYMENT OF ACCRUED INTEREST: Except as provided below, Borrower will pay all interest accrued on this Note in arrears on the first day of each month following a month in which any principal is outstanding (or October 1, 1996, in the case of the first month). Interest will be computed on a 365/360 day basis compounding monthly; that is in each month 1/360 of the Nine Percent annual interest rate, will be multiplied by (I) the sum of (a) the outstanding principal balance and (b) accumulated interest through the end of the prior month and (II) the actual number of days that the principal was outstanding in such month.

Beginning as of the Date of this Note first written above and continuing until (but not including) January 1, 1997, Borrower may defer payment of all accrued interest unless (a) after September 1, 1996 Borrower sells shares of its stock (or options or other rights to acquire such shares) with aggregate gross proceeds of at least Thirteen Million Dollars ($13,000,000) prior to March 1, 1998, or (b) there is an occurrence of any EVENT OF DEFAULT under BUSINESS LOAN AGREEMENT (as defined below). When Borrower fails to qualify to defer interest payments, all accrued unpaid interest will be due within ten (10) days of such failure, except in the Event of Default in which case all accrued unpaid interest will be immediately due.

PAYMENT OF PRINCIPAL: Subject to Borrower's right to prepay this outstanding principal under this Note, on January 1, 1997 the entire amount of Principal shall be due and payable.

Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

FIXED INTEREST RATE. The interest rate on this Note is nine percent (9.0%) per annum, or, if lower, the maximum rate of interest allowed by applicable law.

PREPAYMENT. Borrower may prepay without penalty all or a portion of the amount owed earlier than it is due, provided however that any principal amount repaid shall not be available to Borrower for future advances.

DEFAULT. Borrower will be in default if any Event of Default occurs under the Business Loan Agreement.

LENDER'S RIGHTS. Upon the occurrence and during the continuance of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due and payable, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender at its option, may also, if permitted under

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                               Promissory Note, Page 1

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                                   PROMISSORY NOTE
                                     (Continued)


applicable law, do one or both of the following: (a) increase the interest rate on this Note up to fourteen percent (14%) per annum, or, if lower, up to the maximum interest amount allowable by applicable law, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note. Borrower agrees to pay all reasonable out of pocket expenses of Lender in connection with the collection and enforcement of this Note. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collections services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of any federal or California state court located in San Francisco, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

LOAN AGREEMENT. This Note is subject to and shall be governed by all the terms and conditions of the Business Loan Agreement, dated September 27, 1996, between the Borrower and Lender, as amended from time to time (the "Business Loan Agreement").

LOAN FEE. This Note is subject to a fee of Thirty Thousand dollars ($30,000.00) (the "Loan Fee"), payable on January 1, 1997, unless the fee is waived as provided in section 2.2 of the Financing Agreement between Borrower and Lender dated as of even date hereof.

OUT-OF-POCKET EXPENSES. Borrower shall pay to Lender all of Lender's reasonable out-of-pocket expenses, as described in Section 4.3 of the Business Loan Agreement.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note may, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this Note, or release any party or guarantor; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

COLLATERAL: This Note is secured by certain personal property collateral of the Borrower as more thoroughly described in the Security Agreement (as defined in the Business Loan Agreement).



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                               Promissory Note, Page 2

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                                   PROMISSORY NOTE
                                     (Continued)


PRIOR TO SIGNING THIS NOTE BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

CV THERAPEUTICS, INC.



By:  Kathleen Stafford
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       Name:  /s/ Kathleen Stafford
            --------------------------------
        Title:  Chief Financial Officer
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                               Promissory Note, Page 3

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